EXHIBIT (P)(1)(i)

CODE OF ETHICS

1290 Funds

EQ Advisors Trust

Equitable Investment Management Group, LLC

Equitable Investment Management, LLC

Equitable Distributors, LLC

December 2011

As Amended Effective June 2014

As Amended Effective December 2017

As Amended Effective March 2020

As Amended Effective Sept 2021

As Amended Effective April 2022

As Amended Effective November 2022

As Amended Effective January 2023

As Amended Effective June 7, 2023

As Amended Effective November 2023

As Amended Effective September 2024

As Amended Effective April 2026

TABLE OF CONTENTS

I.	STATEMENT OF GENERAL PRINCIPLES		2

II.	DEFINITIONS		4
	A.	ACCESS PERSON	4
	B.	ADVISORY PERSON OF A FUND OR THE INVESTMENT ADVISER	5
	C.	SUB-ADVISER	5
	D.	A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE	5
	E.	BENEFICIAL OWNERSHIP	5
	F.	BOARD OR BOARD OF TRUSTEES	6
	G.	CONTROL	6
	H.	COMPLIANCE OFFICER	6
	I.	COVERED ACCOUNT	6
	J.	COVERED SECURITY	7
	K.	DIGITAL ASSET INVESTMENTS	8
	L.	DISINTERESTED TRUSTEE	9
	M.	FUND	9
	N.	INITIAL PUBLIC OFFERING	9
	O.	INVESTMENT ADVISER	9
	P.	INVESTMENT PERSONNEL	9
	Q.	PURCHASE OR SALE OF A COVERED SECURITY	10
	R.	RESTRICTED LIST	10
	S.	RESTRICTED PERIOD	10
	T.	REVIEW OFFICER	10
	U.	A COVERED SECURITY HELD OR TO BE ACQUIRED	11
	V.	A COVERED SECURITY IS BEING PURCHASED OR SOLD	11

III.	LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS		11
	A.	ACCESS PERSONS	11
	B.	INVESTMENT PERSONNEL	13
	C.	EXEMPTIONS FROM THE TRADING RESTRICTION REQUIREMENTS	14

IV.	ADDITIONAL RESTRICTIONS AND REQUIREMENTS		15
	A.	GIFTS AND ENTERTAINMENT	15
	B.	SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY	19
	C.	OTHER OUTSIDE BUSINESS ACTIVITY	19
	D.	POLITICAL CONTRIBUTIONS	20
	E.	PREDICTION MARKETS AND EVENT CONTRACTS	20

V.	APPROVAL AND ADOPTION OF CODE OF ETHICS		20

VI.	REPORTING OBLIGATIONS		21
	A.	THE FUNDS AND THE COMPANIES	21
	B.	ACCESS PERSONS	21
	C.	REVIEW OFFICER	24
	D.	DISINTERESTED TRUSTEES AND BOARD CONSULTANTS	24
	E.	SUB-ADVISERS	25
	F.	TEMPORARY EMPLOYEES, INTERNS, CONSULTANTS AND GUESTS	25
	G.	CONFIDENTIALITY	26

VII.	REVIEW AND ENFORCEMENT		26

VIII.	RECORDS		29

IX.	SANCTIONS		30

X.	APPROVAL, AMENDMENT AND INTERPRETATION OF PROVISIONS		32

Code of Ethics

1290 Funds

EQ Advisors Trust (“EQAT”)

Equitable Investment Management Group, LLC (“EIM”)

Equitable Investment Management, LLC (“EIM II”)

Equitable Distributors, LLC (“Equitable Distributors” and together with EIM and EIM II, the “Companies”)

1290 Funds and EQAT (collectively the “Funds”), EIM, in its capacity as the investment adviser to the series of EQAT and as a registered investment adviser;1 EIM II, in its capacity as the administrator to the Funds (in such capacity, “the Administrator”), in its capacity as investment adviser to the 1290 Funds, and as a registered investment adviser),2 and Equitable Distributors (in its capacity as the distributor of EQAT Trust) hold their employees to a high standard of integrity and business practices. EIM also serves as investment adviser to other clients including the EQ Allocation Funds and the EQ Offshore Multimanager Funds Trusts. In serving their clients, the Companies strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for their employees and for adviser clients including the Funds and each of their separate series.

While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, the Companies recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be possessed by certain of their officers, employees and directors could place such individuals, if they engage in personal transactions in securities that are eligible for investment by adviser clients, in a position where their personal interests may conflict with the interests of the adviser clients.

Despite being part of Equitable Holdings, each of the Companies operates autonomously and has adopted its own compliance policies and procedures adapted to its specific business and legal and regulatory requirements.

In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, (“1940 Act”) and, with respect to EIM and, in its capacity as investment advisor to the 1290 Funds, EIM II, , Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Funds and Companies have determined to adopt this Code of Ethics, as amended (the “Code”) to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures. The Code in combination with similar

[1]	EIM is a wholly-owned subsidiary of Equitable Financial Life Insurance Company (“Equitable Financial”).
[2]	EIM II is an indirect, wholly-owned subsidiary of Equitable Holdings, Inc. (“Equitable Holdings”), the parent company of Equitable Financial.

compliance policies and procedures of Equitable Holdings (e.g., Insider Trading Policy) and Equitable Financial (e.g., Code of Business Conduct and Ethics Policy) which are applicable to all employees of the Companies, describes duties to clients and to the

Companies and with which all employees of the Companies are expected to become familiar and to which all employees of the Companies are expected to adhere describe duties to clients, including the Funds and each of their separate series, and to the Companies. The Code also describes additional obligations under applicable regulations and sets forth certain standards that have been adopted by each Company to ensure its employees fulfill such duties and obligations.

Equitable Holdings also has adopted its own policy on business conduct and ethics, and all employees of the Companies are expected to become familiar with, and to adhere to, the requirements of this policy. Employees of EIM and EIM II may also be involved in the business operations of certain affiliates of Equitable including serving as officers or directors of such affiliated companies. These employees of EIM and EIM II would also be subject to the ethics policies of such affiliates which are separate from those of EIM and EIM II. ALPS Distributors, Inc. provides services as the unaffiliated distributor of 1290 Funds and is therefore exempt from the code of ethics adoption and administration requirements of Rule 17j-1(c)(1) and (c)(2) under the 1940 Act with respect to the 1290 Funds. Sub-Advisers (as defined below) that have adopted their own codes of ethics in accordance with Rule 204A-1 under the Advisers Act which have been approved by a Fund’s Board of Trustees are not subject to this Code, except that Sub-Advisers must comply with the requirements of Section VI.F. of this Code.

The Trusts have adopted a separate code of ethics pursuant to Rule 17j-1 under the 1940 Act that applies solely to the Disinterested Trustees of the Trusts and is entitled Code of Ethics – Independent Trustees of 1290 Funds and EQ Advisors Trust. The Disinterested Trustees are subject to that separate code of ethics and are not subject to the provisions of this Code.

I.	Statement of General Principles.

In recognition of the trust and confidence placed in the Companies by each Fund’s shareholders3 and other adviser clients, and to give effect to the Companies’ shared belief that their operations should be directed to the benefit of each Fund’s shareholders and other adviser clients, the Companies and the Funds hereby adopt the following general principles to guide the actions of their trustees, directors, officers and employees:

A.

The interests of Fund shareholders and other adviser clients are paramount, and all of the Companies’ and the Funds’ personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of Fund shareholders and other adviser clients before their own.

[3]

For the purpose of the Funds, the term “shareholder” shall be deemed also to include owners of variable annuity contracts and variable life insurance policies funded through separate accounts investing in a Fund and participants in The Equitable 401(k) Plan.

B.

All personal transactions in securities by the Companies’ and the Funds’ and other adviser clients’ personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Funds and their shareholders and other adviser clients.

C.

All of the Companies’ and the Funds’ personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Funds and other adviser clients, or that otherwise bring into question the person’s independence or judgment.

D.

Notwithstanding compliance with the technical requirements of the Code, all persons subject to the Code are prohibited from trading a Covered Security while in possession of material non-public information (“MNPI”) (as interpreted under the federal securities laws) about such Covered Security or the issuer of each Covered Security and are prohibited from communicating (“tipping”) such as MNPI to others. If you believe you may have access to MNPI or are unsure about whether information is material or non-public, please contact the Compliance Department of EIM and EIM II (“Compliance Department”) and the Legal Department of EIM and EIM II (“Legal Department”).

This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield an Access Person, as defined below, from liability for personal trading or other conduct that violates the fiduciary duty to Fund shareholders or other adviser clients. In addition to the specific prohibitions contained in this Code, each Access Person is subject to a general requirement not to engage in any act or practice that would defraud Fund shareholders and other adviser clients of the Companies. In addition, to assist with the administration of the Code, EIM and EIM II utilize the vendor MyComplianceOffice and may use other similar tools as deemed appropriate.

Conflicts of interest include, but are not limited to, the following:

Disclosure of Personal Interest

Investment Personnel are prohibited from recommending, implementing, or considering any securities transaction for an account without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the Chief Compliance Officer of the Investment Adviser and the Funds (“CCO”) or the CCO’s designee.

Vendor and Service Providers

All personnel must disclose to the CCO or designee any personal investments or other interest in the vendors or service providers, including sub-advisers, with respect to which the person negotiates or makes decisions on behalf of the Funds or other adviser accounts. If you have such an interest, the CCO may prohibit you from negotiating or making decisions regarding business with these entities.

Persons Covered by the Code

The Code applies to all personnel that have been deemed to be “Access Persons”. Certain provisions of the Code also apply to the members of an Access Person’s family/household. You are deemed an Access Person the day you begin employment at the Companies or the Funds, or (as applicable) the day you begin service as a member of (or a consultant to) the Boards of Trustees of the Funds. From time to time, the Compliance Department may designate additional persons, such as independent contractors, consultants, temporary employees, interns, and guests or visitors of the Companies that participate in meetings where Covered Securities are discussed, as Access Persons subject to the Code.

II.	Definitions.

The following definitions apply for purposes of the Code:

A.	“Access Person” means:

1.	any Advisory Person (as defined below) of a Fund or Investment Adviser;

2.

all members of the Boards of Trustees of the Funds, including Disinterested Trustees (as defined below), as well as all consultants to the Boards of Trustees of the Funds, in anticipation of becoming Disinterested Trustees (“Board Consultants”);

3.

any director, officer, or general partner or employee of Equitable Distributors who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities; and

4.	with respect to EIM and EIM II, in addition to 1. and 2. above,

(a) any of their supervised persons (as defined in Section 202(a)(25) of the Advisers Act): (i) who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (ii) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and

(b) all of their directors, officers and partners.

5.	The Compliance Department will maintain a list of Access Persons under this Code and will update the list from time to time as necessary or appropriate.

B.	“Advisory Person” of the Funds or of the Investment Adviser means:

1.

any director, officer, general partner or employee (including temporary employees, interns or consultants whose assignments exceed 90 days) of a Fund or Investment Adviser (or of any company in a control relationship to a Fund or Investment Adviser, which for this purpose shall include the Administrator) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

2.

any natural person in a control relationship to a Fund or Investment Adviser who obtains information concerning the recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund.

C.

“Sub-Adviser” means any entity who pursuant to a contract with a Fund or Investment Adviser, regularly furnishes advice to a Fund or other adviser client with respect to the desirability of investing in, purchasing or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by a Fund or other adviser client.

D.

A security is “being considered for purchase or sale” when a recommendation to purchase or sell a Covered Security for a Fund or other adviser client has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

E.

“Beneficial Ownership” shall be interpreted in the same manner as it would be under Section 16 of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) and Rule 16a-1(a)(2) thereunder. A person is a “beneficial owner” of a security for purposes of the Code if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. An indirect pecuniary interest includes, but is not limited to: (1) securities held by members of a person’s immediate family sharing the same household (for example, spouse or equivalent domestic partner, minor children, a relative, such as an adult child, stepchild or parent, who shares the home and to whom a person provides financial support); (2) a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; (3) a person’s right to dividends that is separated or separable from the underlying securities; (4) a person’s interest in securities held by a trust (for example, where the person or immediate family member is a beneficiary of the trust); and (5) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable. A person will be deemed to have beneficial ownership of securities in his/her individual retirement account and securities in his/her 401(k) account or similar retirement plan, and spousal retirement plan accounts, even if the person has chosen to give someone else investment discretion over the account. A person who has and exercises power of attorney over an account, or who has investment discretion over an account that could hold Covered Securities, is deemed to be a beneficial owner of the account.

F.	“Board” or “Board of Trustees” means the Boards of Trustees of the Funds.

G.

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, which states that “control” means “the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.” Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation but shall continue until the Securities and Exchange Commission (“SEC”) makes a determination to the contrary. This definition is subject to any amendments in text or interpretation of Section 2(a)(9) of the 1940 Act.

H.	“Compliance Officer” refers any person designated by the Funds or an Investment Adviser to perform certain compliance functions.

I.	“Covered Account” means:

1.	All accounts in the name of the person;

2.	All accounts of the person’s spouse[4];

[4]

As used herein, the term “spouse” includes any domestic partner and common law spouse. You are required to give prompt notice of changes to your Covered Accounts due to life events (e.g., marriage, divorce).

3.	All accounts of any minor children or other relatives (by marriage or otherwise) living in the person’s home[5];

4.	All accounts in which any of the foregoing persons had any beneficial ownership interest or over which he or she exercises control or investment influence; and

5.

All accounts of any non-immediate relative or non-relative (i.e., roommate, nanny) sharing the household are not covered unless you have the opportunity either to share profits from such securities or to exert investment influence or control.

J.

“Covered Security” means any security as defined in Section 2(a)(36) of the 1940 Act including any stock, bond, future, investment contract or any other instrument that may be considered a “security.” The term “Covered Security” is very broad and includes:

1.	Options on securities, on indexes and on currencies;

2.	All kinds of limited partnerships (e.g., LP, LLP, etc.);

3.	Foreign unit investment trusts and foreign mutual funds;

4.	Private investment funds, hedge funds, and investment clubs;

5.	Closed-end mutual funds and unit investment trusts;

6.	Shares of exchange-traded funds (“ETFs”);

7.	Shares of open-end mutual funds registered under the 1940 Act that are managed by an Investment Adviser. Thus, the definition of Covered Security includes shares of the Funds; and

8.	Certain types of Digital Asset Investments (as defined below).

“Covered Security” does not include:

1.	Direct obligations of the Government of the United States or any agency thereof;

2.	Banker’s acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and

[5]	This includes any adult child, grandchild, parent, step-parent, grandparent, siblings and in-laws.

3.	Shares issued by money market funds registered under the 1940 Act; and

4.	Shares of open-end mutual funds (other than ETFs) registered under the 1940 Act that are not managed by an Investment Adviser.

K.

“Digital Asset Investments” encompass investments in virtual currencies (i.e., cryptocurrencies), as well as investments in “coins” or “tokens” or other digital assets representing an investment contract with a party who undertakes efforts to increase the value of the contract. The determination whether a particular Digital Asset Investment is a Covered Security for purposes of this Code is complicated and subject to change. The line between a Covered Security and a non-Covered Security digital asset is not always clear, particularly for newer or less-established crypto assets. Access Persons are encouraged to speak to the Compliance Department regarding investments in assets labeled as a “coin,” “token,” “crypto asset,” or any other type of digital asset.

1.	Digital Asset Investments That Are, or Likely to be Classified as, Covered Securities

The following Digital Asset Investments are Covered Securities subject to all applicable reporting requirements of this Code:

•

Digital Securities. Any digital asset that is a tokenized form of a traditional security (equity, debt, or other financial instrument enumerated in the definition of “security” under the Securities Act), including tokenized stocks and bonds;

•	Digital Asset Funds. Shares or interests in any registered or private investment fund that invests primarily in digital assets, including bitcoin ETFs and similar products; and

•

Crypto Assets Subject to an Investment Contract. Any crypto asset that is offered or sold subject to an investment contract. A crypto asset becomes subject to an investment contract when the issuer offers the crypto asset by inducing the purchaser to invest money in a common enterprise and promising to undertake efforts that the purchaser would reasonably expect to result in profits.

2.	Digital Asset Investments That Are Not Likely to be Covered Securities

The following digital assets are not Covered Securities and are not subject to reporting requirements of this Code. Brokerage accounts that contain the digital assets discussed above (commodities, collectibles, tools, and stablecoins) are required to be reported if they also contain Covered Securities.

•

Digital Commodities. Crypto assets that are native to a functional crypto system and derive their value from the programmatic operation of that system and supply and demand dynamics, rather than from the essential managerial efforts of others. Examples of digital commodities include Aptos (APT); Avalanche (AVAX); Bitcoin (BTC); Bitcoin Cash (BCH); Cardano (ADA); Chainlink (LINK); Dogecoin (DOGE); Ether (ETH); Hedera (HBAR); Litecoin (LTC); Polkadot (DOT); Shiba Inu (SHIB); Solana (SOL); Stellar (XLM); Tezos (XTZ); and XRP (XRP), but this is not an exhaustive list.

•	Digital Collectibles. Crypto assets with artistic, entertainment, social, or cultural value, including NFTs and meme coins.

•	Digital Tools. Crypto assets that perform a practical function, such as membership credentials, access tokens, or identity badges.

•	Payment Stablecoins. Stablecoins issued by a permitted payment stablecoin issuer.

L.	“Disinterested Trustee” means a Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

M.	“Fund” means the 1290 Funds or EQAT and each of their separate series (each a “Portfolio”).

N.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, (“1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

O.

“Investment Adviser” means, with respect to EQAT and its respective Portfolios, Equitable Investment Management Group, LLC; and, with respect to 1290 Funds and its Portfolios, Equitable Investment Management II, LLC.

P.	“Investment Personnel” means:

1.	all Access Persons who occupy the position of portfolio manager (or who carry out the portfolio management function) with respect to a Fund (or any Portfolio) or other adviser client;

2.

all Access Persons who, in connection with their regular functions or duties, make or participate in making any recommendations regarding the purchase or sale of any security by a Fund (or any Portfolio) or other adviser client;

3.

any natural person who controls a Fund or an Investment Adviser and who obtains information concerning recommendations made to or by the Fund or other adviser client with respect to the purchase or sale of a security by the Fund or other adviser client.

Q.	“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

R.

The “Restricted List” is a listing of Covered Securities maintained by the CCO or Review Officer (as defined below) in which trading by Access Persons is generally prohibited while such Covered Securities are on the Restricted List. Although transactions in Covered Securities on the Restricted List are generally prohibited, case-by-case exceptions may be granted by the CCO. The Restricted List may include a security for any variety of reasons, including but not limited to, the possession of MNPI about such security or the issuer of such security.

S.

The “Restricted Period” is the number of days before or after the time that a Security is being purchased or sold by a Fund or any of its Portfolios or other adviser client during which, subject to an exception under the particular circumstances made by the Compliance Officer in his or her discretion, no Advisory Person may purchase or sell, directly or indirectly, the same (or a related) Security in which he or she had or by reason of such transaction acquires any Beneficial Ownership.

T.

“Review Officer” shall mean the person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under the Code, receive reports and notices required by this Code to be generated, and to accomplish any other requirement of this Code related to the oversight of activities, the exercise of discretion or the making of decisions relating to the activities of persons covered by this Code. Generally, this person will be the CCO; however, the CCO may designate other members of the Compliance Department as Review Officers.

1.

A person may be designated by the Board or the CCO to act as the Review Officer for purposes of this Code without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a Review Officer.

2.	The Review Officer may delegate certain functions as appropriate.

3.	The Companies and the Funds may have separately designated Review Officers.

U.

A “Covered Security held or to be acquired” by any Portfolio or a Fund or other adviser client means (1) any Covered Security which, within the most recent fifteen (15) days, (a) is or has been held by any Portfolio of the Fund or other adviser client, or (b) is being or has been considered for purchase by any Portfolio of the Fund or other adviser client; and (2) any option to purchase or sell and any security convertible into or exchangeable for a Covered Security described in (1) of the definition.

V.

A Covered Security is “being purchased or sold” by any Portfolio of a Fund or other adviser client from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for any Portfolio of the Fund or other adviser client until the time when such program has been fully completed or terminated.

III.	Limitations on Personal Securities Transactions.

Access Persons must strictly comply with the following policies and procedures regarding personal securities transactions.

A.	Access Persons. The following limitations apply to all Access Persons:

1.

In connection with the purchase or sale, directly or indirectly, of a Covered Security held or to be acquired by any Portfolio of a Fund or other adviser client, or the purchase or sale, directly or indirectly, of shares of any Portfolio of a Fund or other adviser client, no Access Person shall:

a.	employ any device, scheme or artifice to defraud a Fund or any Portfolio of a Fund or other adviser client;

b.

make to a Fund or other adviser client any untrue statement of a material fact or omit to state to a Fund or other adviser client a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

c.	engage in any act, practice or course of business that would operate as a fraud or deceit upon a Fund or any Portfolio of a Fund or other adviser client;

d.	engage in any manipulative practice with respect to a Fund or any Portfolio of a Fund or other adviser client. Such acts shall include, but not be limited to, the following:

i.

intentionally inducing or causing a Fund or any Portfolio of a Fund or other adviser client to take action or to fail to take action for the purpose of achieving a personal benefit rather than to benefit a Fund or any Portfolio of a Fund or other adviser client. Examples of this violation include:

(a)	causing any Portfolio of a Fund or other adviser client to purchase a Covered Security owned by the individual for the purpose of supporting or driving up the price of the Security; and

(b)	causing any Portfolio of a Fund or other adviser client to refrain from selling a Covered Security in an attempt to protect the value of the individual’s investment, such as an outstanding option.

ii.	using actual knowledge of transactions for any Portfolio of a Fund or other adviser client to profit by the market effect of such transactions;

iii.

transacting in shares of a Covered Security listed on the Restricted List maintained by the CCO or designee, subject to an exception under the particular circumstances granted by the CCO in his or her discretion;

iv.

engaging in short-term, or rapid, trading in shares of any Portfolio of a Fund.[6] For purposes of this Code, a short-term trade is a purchase (or sale) of shares of any Portfolio and a subsequent sale (or purchase) of shares of the same Portfolio within a five-business day period; or

v.	selling short a Covered Security.

2.	Blackout Periods.

a.

With respect to sub-adviser investment presentations (e.g., investment committee meetings, investment performance due diligence meetings), Access Persons in attendance are prohibited from transacting in Covered Securities that have been discussed during such presentations for a period of 15 calendar days following the meeting. The blackout period begins on the date of such presentations. This restriction also applies to temporary employees, interns, and guest or visitors of the Companies.

[6]

As a reminder, the prohibition on short-term trading in this paragraph is applicable to The Equitable 401(k) Plan and other products that offer the Funds such as variable annuities and variable life policies.

3.	Restricted List

a.

From time-to-time Access Persons may come into possession of MNPI. Efforts will be made to limit the number of individuals privy to such information. The Compliance Department will restrict applicable Access Persons from trading in securities or other investments (e.g., adviser client accounts including the Funds) until the information in question is made public. The Compliance Department will maintain a list of securities or adviser clients to monitor for potential transactions within the restricted period.

B.	Investment Personnel. In addition to the limitations set forth in Paragraph A. of this Section III, the following limitations apply to all Investment Personnel:

1.

Pre-Clearance. All Investment Personnel must pre-clear in writing all proposed personal transactions in ETFs with less than 200 underlying holdings (“Narrow-Based ETFs”) with the appropriate Review Officer prior to proceeding with the securities transaction. The pre-approval written request must be submitted through the Personal Trade Pre-Clearance Form included on MyComplianceOffice. Approval may be denied for any reason, including based on the characteristics of the ETF under consideration and any actual or perceived conflicts of interest associated with the EIM trading activity. Examples of the types of ETFs that may require pre-clearance include sector or industry-based ETFs, country or region-specific ETFs and thematic ETFs.

a.	Clearance authorizations are effective only until the close of trading on the date the approval is received, unless otherwise indicated in writing.

b.	Upon request of the CCO, the Review Officer will promptly provide notifications of each Personal Trading Request and Authorizations to the Funds’ CCO.

2.

No Investment Personnel shall purchase or sell, directly or indirectly, any Covered Security (i) over which any Investment Personnel exercised direct investment and trading authority (e.g., ETF trades7) and (ii) in which the Investment Personnel had or by reason of such transaction acquires any Beneficial Ownership, within the Restricted Period. The Restricted Period is currently designated as seven (7) days before or after the time that the same (or a related) Security is being purchased or sold by a Fund or any of its Portfolios or other adviser client. This restriction does not apply to transactions in ETFs with 200 or more underlying holdings (“Broad-Based ETFs”) or those ETFs

[7]	ETFs that include substantially the same underlying securities or investment profile as ETFs in the EIM trading universe may be determined to fall under these limitations.

deemed not to present a potential conflict of interest, including those within the EIM trading universe and those “Narrow-Based ETFs” that are on a pre-approval list.

3.

No Investment Personnel may acquire a Covered Security as part of an initial public or limited offering by an issuer including special purpose acquisition companies (“SPACs”). Secondary trading shares are permitted.

Exceptions may be approved in the following instances:

(a) Initial Public Offerings (“IPOs”) relating to Securities of the employer of the spouse of an Investment Person, when offered to all employees at the spouse’s level, or the demutualization of insurance companies, banks or savings and loans, if the Investment Personnel owned a policy or held such a prior interest or relationship in or with the issuer, are allowed, and

(b) initial offering of diversified investment funds, including, without limitation, including closed-end funds and unit investment trusts.

All such exceptions require reporting and preclearance approval.

4.

No Investment Personnel may directly or indirectly sell any Covered Security over which any Investment Personnel exercised direct investment and trading authority (e.g., ETF trades[8] and beta adjustments) within sixty (60) days of acquiring Beneficial Ownership of that Covered Security. This restriction does not apply to transactions in Broad-Based ETFs or (2) Narrow-Based ETFs do not present a potential conflict of interest which are on a pre-approval list for trading by Compliance.

C.

Exemptions from the Trading Restriction Requirements. Unless otherwise noted below the trading restrictions listed above for Access Persons and Investment Personnel shall not apply to the following transactions:

1.	Transactions effected for, and Covered Securities held in, any account over which an Access Person has no direct or indirect influence or control (“Non-Discretionary Account”);

Examples of Non-Discretionary Accounts include adviser-managed accounts or discretionary brokerage accounts where the Access Person has no ability to suggest or direct purchases or sales of investments or

[8]	ETFs that include substantially the same underlying securities or investment profile as ETFs in the EIM trading universe may be determined to fall under these limitations.

to consult with the third-party adviser as to the particular allocation of investments to be made in the account. In order to rely the exceptions under this Code for Non-Discretionary Accounts, an Access Person must receive advance approval from the Compliance Department as set forth in Section VII.F.1 of this Code.

2.

Securities issued by Equitable Holdings, the ultimate parent company of EIM and EIM II, trading in which securities is subject to restrictions under Equitable Holdings’ relevant policies and procedures.

3.

Purchases or sales pursuant to an Automatic Investment Plan, a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (including a dividend reinvestment plan, 401(k) rebalance program, automatic investments in variable deferred compensation plans (e.g., Karr Barth)) or variable annuity or life policies (e.g., Accumulator))

4.	Transactions executed in a prior employer’s automated profit sharing or retirement plan, except that discretionary transactions in such plans are still subject to the trading restrictions;

5.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer;

6.

Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

7.	Transactions in municipal bonds;

8.	Other non-volitional events; and

9.

Transactions that appear, pursuant to reasonable inquiry and investigation and approval, in writing, by the appropriate Review Officer, to present no reasonable likelihood of harm to a Fund or any of its Portfolios or other adviser client and that are otherwise in accordance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, as applicable.

IV.	Additional Restrictions and Requirements.

A.	Gifts and Entertainment. Except as set forth below, no Access Person may accept or receive on their own behalf or on behalf of the Companies any gift or other accommodations from any person or entity that does business with, or may do business with, or on behalf of any of the Funds or the Companies (a “business contact”) that might create a conflict of interest or interfere with the impartial discharge of such Access Person’s responsibilities to the Funds or the Companies or their clients or place the recipient or the Funds or the Companies in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the immediate family or household of the Access Person.

The following guidelines have been provided to assist Access Persons in complying with the above policies.

1.

No Access Person shall accept any gift or other accommodation (other than a regular salary or wages), including entertainment, for the purchase or sale of any property to or for the Funds or other adviser client, except in the course of such person’s business as an underwriter or broker, if applicable.

2.

No Access Person shall accept or receive any gift of more than de minimis value (e.g., $100) from any person or entity that does business with or on behalf of any of the Funds or the Companies. Any gift exceeding $100.00 in value should be refused or returned. If it is not practical to return the gift, the Access Person shall provide the gift to the Compliance Department to determine the course of action, such as a raffle or donation. However, the receipt of the following shall not be prohibited:

a.

an occasional breakfast, luncheon, charitable events, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly (i.e., less than $300.00 per event), nor so extensive as to raise any question of impropriety and that is attended with the business contact;

b.	breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting, industry conference or business relationship sponsored events; and

c.	a gift approved in writing by the Review Officer prior to accepting the gift.

3.

Access Persons may not give gifts with an aggregate value in excess of $300 per year to persons associated with securities or financial organizations, including exchanges, broker/dealer firms or news media.

4.	Access Persons may not accept or give cash or cash equivalent gifts (e.g., American Express gift cheques) from any person or entity that does business with, or may do business with, or on behalf of any of the Funds or the Companies, without the prior approval of the Review Officer. Gift certificates to retail stores and restaurants may be accepted without prior approval, as long as it is below the de minimis standard but must be reported pursuant to Section 7 below. This activity is related to business relationships of EIM, EIM II or the Funds.

5.

Access Persons should be mindful of the frequency of gifts and entertainment as that may be looked upon as excessive. Access Persons are generally prohibited from accepting business entertainment that exceeds $1,500.00 in value per person in one calendar year (including, e.g., sporting events, concerts, theater or comparable entertainment). Business relationship sponsored events such as charitable events, senior leadership networking functions and similar corporate events, or awards dinners will not count toward the $300.00 per business event limit and the $1,500.00 business entertainment per calendar year limit. These types of events need to be pre-cleared with Compliance and exceptions may be granted on a case by case basis.

6.

Gifts under the de minimis standard must be reported, except as provided in Section 9 below. Any gifts and entertainment that exceed the de minimis standard must be pre-approved by the CCO or the Review Officer, if practicable, prior to accepting the gift. In circumstances in which the Access Person may not be able to obtain pre-approval for the receipt of a gift or entertainment, the Access Person should notify Compliance as soon as possible for a determination whether reimbursement is appropriate.

7.

Access Persons may not provide business entertainment without accompanying the guest and may not receive business entertainment without the business representative in attendance, without obtaining pre-approval by the CCO or the Review Officer. Business entertainment greater than $300.00 per event requires pre-approval by the CCO or the Review Officer.

8.	The following items do not need to be reported:

a.	Promotional items containing a company logo (e.g., pens, key chains, note pads, mugs, desk items) of less than $60.00 in value;

b.	Gifts given by the Company or Access Person in recognition of a special occasion or life event (e.g., birthday gift or baby gift);

c.	Gifts that are directed to the Company or a group within the Company or are otherwise shared by employees (e.g., holiday gift baskets, holiday group lunches); and

d.	Gifts received by an Access Person from a raffle by the Legal Department or the Compliance Department (e.g., tickets that are raffled off to employees).

9.

Gifts and entertainment should be valued at cost or face value. All reportable gifts and entertainment shall be reported during the quarterly Code of Ethics reporting cycle. In certain situations, an employee may not be able to ascertain the cost of an event after its conclusion (e.g., business dinners). Compliance should be consulted when reporting such items to determine the course of action.

10.	Employees who support the wholesale distribution function may use other applications to report gifts and entertainment as approved by the compliance department of Equitable Distributors.

11.

Industry conferences, seminars and events where the event sponsor or another third party offers to cover the cost associated with your attendance are permitted (e.g., ICI conferences, Sub-Adviser & Vendor hosted client events). Any separate excursions or entertainment (e.g., dinners, events) associated with the conference/seminar/event will not count towards the entertainment limit for the year. Access Persons are encouraged to seek guidance from EIM Compliance as events may vary.

The following chart summarizes the reporting and pre-approval requirements for gifts and entertainment received or provided by Access Persons:

No pre-approval required. No reporting required.	No pre-approval required. Must be reported.	Pre-approval required.	Prohibited.
Promotional items containing a company logo (e.g., pens, key chains, note pads, mugs, desk items) less than $60.00 in value	Promotional items containing a company logo greater than $60.00 in value	Gifts above the de minimis standard	Cash or cash equivalent gifts without prior approval

Gifts given by the Company or Access Person that are given for special occasions or life events (e.g., baby gift or birthday gift)	Gifts (other than the items in the first column) below the de minimis standard	Business entertainment that includes a guest of the Access Person (e.g., spouse, child)	Business entertainment greater than $1,500 per person in one calendar year

Gifts that are directed to the Company or a	Business entertainment (meals or	Providing business entertainment without	Gifts given by Access Person with an

No pre-approval required. No reporting required.	No pre-approval required. Must be reported.	Pre-approval required.	Prohibited.
group within the Company, or are otherwise shared by employees (e.g., holiday gift baskets)	entertainment in conjunction with a bona fide business meeting)	accompanying the guest is considered a gift and requires approval	aggregate value in excess of $300 per year to persons associated with securities or financial organizations, including exchanges, broker/dealer firms or news media

Recipients of items that are raffled off by the Legal or Compliance Departments (e.g., event tickets)		Receiving entertainment without a business representative in attendance is considered a gift and requires approval	Requesting tickets to entertainment events from companies with which EIM, EIM II or the Funds have a business relationship

Gifts or entertainment among employees of EIM, EIM II or the Funds		Business entertainment greater than $300 per event	Gifts or entertainment from potential new business relationships during active negotiations or RFP process

Lunches or dinners directed to the Company or a group within the Company (e.g., holiday lunch, due diligence-related meetings)		Requests from EIM or EIM II business relationships to attend or contribute toward sponsored events (e.g., charitable events, award dinners)

B.

Service on the Board or as an Officer of Another Company. To avoid conflicts of interest, sharing of inside information and other compliance and business issues, Access Persons generally are prohibited from serving as officers or members of the board of any other entity. [9] Exceptions to this provision must be obtained through the CCO. Exceptions must be provided in writing and granted only based on the best interests of a Fund or a Company and its shareholders/clients. The CCO can deny the exception request for any reason. Exceptions involving non-affiliated entities that may present a potential conflict of interest will be reported to the Board at the next regularly scheduled Board meeting.

C.

Other Outside Business Activity. Access Persons must obtain preapproval from Compliance prior to engaging in any outside business activity as this may interfere with their duties with the firm. Preapprovals

[9]	Service as a board member or officer of an affiliated company of EIM or Equitable is generally permitted and should be reported to EIM Compliance as soon as practicable.

must be submitted to the CCO and will be reviewed by Compliance. Outside business activities include, but are not limited to:

1.	Employment with another firm;

2.	Consulting engagements;

3.	Public/Charitable positions;

4.	Fiduciary appointments other than with respect to family members; and

D.

Political Contributions. EIM and EIM II have adopted policies and procedures (“Pay-to-Play Policy”) in accordance with Rule 206(4)-5 under the Advisers Act. Pursuant to the Pay-to-Play Policy, Covered Associates (as defined in the Pay-to-Play Policy) are prohibited from, among other things, making any direct or indirect political contribution, either personally or on behalf of EIM or EIM II, to any political party, elected official or candidate with the intention of soliciting or maintaining investment advisory business for EIM or EIM II. Violations of the Pay-to-Play Policy are viewed as violations of this Code and may result in disciplinary action or sanctions as listed in Section IX below.

E.

Prediction Markets and Event Contracts. Trading in event contracts — including contracts traded on regulated prediction markets or their functional equivalents on unregulated platforms — can create conflicts of interest and implicate the adviser’s fiduciary duty to its clients. Access Persons are prohibited from transacting in any event contract that directly references a Covered Security or whose outcome is directly related to any Covered Security, client portfolio holding, or the adviser’s investment strategies, or whose outcome is tied to an event (including earnings releases, M&A transactions, regulatory decisions) that is directly related to a Covered Security held by any client. Event contracts whose outcomes have no reasonably foreseeable connection to client holdings or the adviser’s investment activities — such as sporting events or entertainment outcomes — are generally permitted without pre-clearance, but Access Persons are encouraged to consult the Compliance Department when in doubt.

V.	Approval and Adoption of Code of Ethics.

A.

Prior to initially approving any proposed new or additional investment adviser, sub-adviser or affiliated principal underwriter for a Portfolio, the Board of Trustees, including a majority of the Disinterested Trustees, must approve the new or additional investment advisers, sub-adviser’s or affiliated principal underwriter’s code of ethics. The Board must base its approval on a determination that the relevant code of ethics contains provisions reasonably necessary to prevent access persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

B.

Within six months of the adoption of any material changes to its code of ethics, a Fund, a Company and any Sub-Adviser must provide the material changes to the applicable Board of Trustees for approval and the Board of Trustees must consider the material changes to the relevant code of ethics.

VI.	Reporting Obligations.

A.	The Funds and the Companies. Each Fund and each Company shall provide the following to the Board of Trustees:

1.	periodic reports on issues raised under the Code or any related procedures; and

2.

on an annual basis, (i) a written report that describes issues that arose during the previous year under the Code, or any other related procedures, including but not limited to, information about material violations of the Code or procedures and any sanctions imposed in response to the material violations or its procedures, and (ii), a written certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

B.	Access Persons. Each Access Person (other than the Funds’ Disinterested Trustees and the Board Consultants) shall file the following reports with the appropriate Review Officers:

1.

Initial Holdings Report. Each Access Person must provide to the Review Officer an initial complete listing of all Covered Securities in Covered Accounts and shares of any Portfolio of a Fund directly or indirectly owned by such person as of the date the person first becomes an “Access Person.” The initial listing must be submitted no later than ten (10) days after the person becomes an Access Person under this Code. The information contained in the initial report must be current as of a date no more than 45 days prior to the date the person first becomes an Access Person. The listing must contain the following information:

a.	the title of the Covered Security or Portfolio of a Fund;

b.	the number of shares held;

c.	the principal amount of the Covered Security or Portfolio of a Fund;

d.	the name of any broker, dealer or bank with whom the Access Person maintained an account in which the named Covered Securities or Portfolio of a Fund were held; and

e.	the date that the report is submitted by the Access Person.

2.

Quarterly Reports. Each Access Person must provide to the Review Officer, on a quarterly basis, a report indicating all transactions in Covered Securities in Covered Accounts and any Portfolio of a Fund in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

a.

Every report shall be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was affected, and shall contain the following information: [10]

i.	The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares or the principal amount of each Covered Security or Portfolio of a Fund involved;

ii.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii.	The price at which the transaction was affected;

iv.	The name of the broker, dealer or bank with or through whom the transaction was affected; and

v.	The date the report was submitted by the Access Person.

b.	If no reportable transactions occurred during the quarter, the report should note this fact and the Access Person must return the report to the Review Officer.

c.

All Access Persons are required to independently review their quarterly transactions to ensure information provided to the Review Officer is accurate. If the quarterly information is found to be inaccurate, such instances may be considered a violation of the Code.

d.	Typically, the transactions in Covered Securities in Covered Accounts are obtained by the Review Officer through automated data feeds or duplicate statements for all Access Persons.

3.	Newly Opened Accounts. If an Access Person intends to open a Covered Account while employed at the Companies or Funds, you

[10]

For Covered Securities such as private placements and similar securities that generally do not include traditional confirmations and statements, Access Persons must provide other documentation for the purposes of affirming compliance.

must receive pre-clearance approval from the Compliance Department. This includes all new accounts of the Access Person or a family/household member [11]. The Compliance Department reserves the right to deny such requests if a broker-dealer does not satisfy specific requirements (e.g., broker feeds). If approved, trading cannot commence until broker-dealer feeds or similar means are established. Exceptions may be granted by the Compliance Department. Access Persons are responsible for ensuring all transactions in Covered Securities are reported to the Compliance Department during the period such accounts are opened. Conversely, if you close an account while employed at the Companies or Funds, he/she must notify the Compliance Department.

4.

Existing Covered Accounts. The Compliance Department reserves the right to request that existing accounts be closed and moved to financial service firms to which EIM or EIM II has established automated data feeds. Exemptions may be granted based on extenuating circumstances.

5.

Annual Holdings Report. Each Access Person must provide to the Review Officer a complete listing of all Covered Securities in Covered Accounts, including Non-Discretionary Accounts, and shares of any Portfolio of a Fund owned by the Access Person, which covers the prior calendar year, no later than January 30 of each year and current as of a date no more than 45 days before the report is submitted. You are required to report all Covered Accounts in which you or your family/household members hold any securities that could benefit you or your family/household members directly or indirectly. The listing must contain the following information:

a.	the title of the Covered Security or Portfolio of a Fund;

b.	the number of shares held;

c.	the principal amount of the Covered Security or Portfolio of a Fund;

d.	the name of any broker, dealer or bank with whom the Access Person maintained an account in which the Covered Securities or Portfolio of a Fund are held; and

e.	the date that the report is submitted by the Access Person.

6.	Annual and Ad Hoc Certifications. All Access Persons shall be required to certify annually and on an ad hoc basis that they have read

[11]	Please note that you need to provide Compliance with information regarding new accounts related to previously approved existing broker-dealer arrangements (e.g., account number, account type).

and understand the Code, including amendments to the Code. In addition, all new Access Persons shall be required to certify that they have read and understand the Code. Further, all Access Persons are required to certify annually that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. The Compliance Department reserves the right to request Covered Security held in Covered Accounts be affirmed more frequently than annually with supporting documentation (e.g., accounts without automated data feeds).

7.

Annual Certification for Non-Discretionary Accounts. Access Persons who maintain beneficial ownership of Covered Securities in one or more Non-Discretionary Accounts will be required to certify at least annually, if not more frequently, that they have no direct or indirect influence or control over the Non-Discretionary Accounts and have not directed the fiduciary of such Non-Discretionary Accounts to buy or sell securities in the account.

C.

Review Officer. Each Review Officer shall submit the reports, as described in Paragraph B. above, with respect to his or her own personal securities transactions to an Alternate Review Officer, such as the CCO. In the case of the CCO’s activities, the Chief Legal Officer of EIM and EIM II will review such transactions and activity. The Alternate Review Officer designated to receive and review a Review Officer’s reports shall undertake those responsibilities in a manner consistent with the responsibilities of the Review Officer under this Code.

D.	Disinterested Trustees and Board Consultants.

1.

A Disinterested Trustee or Board Consultant shall report transactions in Covered Securities only if he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee or consultant, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law), the Covered Security was purchased or sold, or was being considered for purchase or sale, by any Portfolio of a Fund.

a.

The “should have known standard” implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting any of Portfolio’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of any Portfolio’s portfolio holdings, market considerations, or any Portfolio’s investment policies, objectives and restrictions.

2.

Every Disinterested Trustee and every Board Consultant shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity Securities) and the total number of its shares beneficially owned by the Disinterested Trustee or Board Consultant if such total ownership is more than 1⁄2 of 1% of the outstanding shares of the company.

3.

With respect to sub-adviser investment presentations (e.g., investment committee meetings), Disinterested Trustees and Board Consultants in attendance are prohibited from transacting in Covered Securities that have been discussed during such presentations for a period of 15 calendar days following the meeting. The blackout period begins on the date of such presentations.

E.	Sub-Advisers. Each Sub-Adviser to the Funds shall:

1.	Adopt a code of ethics that satisfies the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act;

2.	Submit a copy of such code to the Board of the Fund for its consideration and approval;

3.	No less frequently than quarterly, report to the Fund, in writing, any material amendments to such code;

4.	No less frequently than quarterly, furnish to the Fund a quarterly certification regarding reasonable procedures to prevent violations of such code and required documentation to be retained;

5.	No less frequently than quarterly, request information regarding violation(s) of such code by any person who is an Access Person to the Fund; and

6.

Provide, on an annual basis, (i) a written report that describes material issues that arose during the previous year under such code, including but not limited to, information about material violations of such code or procedures and any sanctions imposed in response to the material violations or its procedures, and (ii), a written certification that it has adopted procedures reasonably necessary to prevent the sub-adviser’s Access Persons from violating such code.

F.

Temporary Employees, Interns, Consultants and Guests. Temporary employees, interns or consultants of the Funds, EIM or EIM II whose assignments exceed 90 days, or who have otherwise been designated by the Compliance Department as temporary Access Persons under this Code, are required to certify for the period during which the designation as an

Access Person is in effect, that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Guests, visitors or other persons who may have temporary access to information regarding Covered Securities (i.e., less than 90 days) and who are not designated Access Persons may receive relevant training from the Compliance Department and may be requested by the Compliance Department to provide certifications related to this activity.

G.

Confidentiality. All reports of securities transactions and any other information filed with EIM or EIM II pursuant to this Code shall be treated as confidential. In this regard, no Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any of the Companies or the Funds) any information regarding securities transactions made or being considered by or on behalf of any Portfolio of a Fund or other adviser client.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

VII.	Review and Enforcement

A.

The Code requires that if at any time you become aware that you, any members of your family/household or any other Access Person(s), have violated the Code, it is your fiduciary obligation to report such violation(s) to the CCO, or the Review Officer in the CCO’s absence, immediately. All Access Persons are required to report actual or suspected violations of the Code promptly to the CCO or his designee. Any retaliation against an employee who reports a violation is prohibited and constitutes a further violation of the Code.

B.

The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of each Portfolio of a Fund and a list of the securities within the EIM and EIM II trading universe to determine whether a violation of this Code may have occurred. One test that may be applied in determining whether a violation of the Code has occurred will be to review the securities transactions of Access Persons for patterns of transactions. For example:

1.	Access Persons trading within a Restricted Period or Investment Personnel buying or selling the same security or opposite direction transactions of those securities held in client accounts. .

2.	Among the other factors that may be considered in the analysis are:

a.	the number and dollar amount of the transactions;

b.	the trading volume of the Covered Security in question;

c.	the length of time the Covered Security has been held by the individual; and

d.	the individual’s involvement in the investment process.

It should be noted, however, that a violation could be deemed to have resulted from a single transaction if the circumstances warrant a finding that the underlying principles of fair dealing have been violated. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material. Additionally, upon review of an Investment Personnel’s trading activity, Compliance may request such individuals to provide ad hoc compliance certifications.

C.

If the Review Officer determines that a violation of this Code may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the CCO.

D.

If the Review Officer and the CCO find that a violation has occurred, the CCO shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board.

E.

No person shall participate in a determination of (1) whether he or she personally has committed a violation of the Code, or (2) the imposition of any sanction in the event he or she has committed a violation of the Code.

F.

The CCO, in consultation with the Legal Department, may from time to time grant exceptions, other than or in addition to those described in this Code, if it is determined that the case involves no opportunity for abuses and does not conflict with the interests of clients or the Funds. Requests for exceptions must be in writing to the CCO or the Review Officer. The CCO, in consultation with the Legal Department, may from time to time adopt interpretations of this Code as deemed appropriate.

G.	Exemptions from Certain Reporting Requirements. The following are exempt from certain reporting requirements of this Code:

1.

Non-Discretionary Accounts – Personal Securities Transactions. Transactions in Covered Securities held in an approved Non-Discretionary Account are exempt from the personal trading restrictions of this Code and are exempt from the quarterly reporting requirements of Section VI of this Code. In order to rely on the exemption for a Non-Discretionary Account, an Access Person must provide to the Compliance Department an attestation confirming with respect to of the Non-Discretionary Accounts: (1) the Fiduciary has been granted full discretionary authority for the management of the Non-Discretionary Account, (2) neither the Access Person nor his/her immediate family members will be consulted prior to the purchase or sale of securities in the Non-Discretionary Account, (3) the Fiduciary will not accept any direction from the Access Person or his/her immediate family members to buy or sell any securities for the Non-Discretionary Account or as to the particular allocation of investments in the Non-Discretionary Account. Access Persons are required to disclose Non-Discretionary Accounts and any covered/reportable securities in these accounts in the initial holdings report and annual holdings report required by Section VI of this Code. A Review Officer may otherwise request, and an Access Person must provide in response to such a request, reports of any holdings or transactions made in any Non-Discretionary Accounts to identify transactions that would be prohibited under this Code, absent reliance on the personal trading and reporting exceptions.

2.

Automatic Investment Plans – Personal Securities Transactions. Access Persons are not required to disclose on their quarterly transaction reports any securities that were purchased or sold through an Automatic Investment Plan, including dividend reinvestment plans, 401(k) rebalance programs or automatic investments in variable deferred compensation plans (e.g., Karr Barth). You are required to disclose these holdings on your initial and annual holdings reports.

3.

Educational Savings Plans – Personal Securities Transactions. Access Persons are not required to report accounts that are held through educational savings plans (i.e., 529 Plans) that only allow unaffiliated mutual funds.

4.

Retirement Savings Plans – Personal Securities Transactions. Access Persons are not required to report accounts that are held through retirement savings plans (e.g., 401(k), 403(b), pension plans) that only allow unaffiliated mutual funds.

5.	Other Exemptions –

a.	Transactions effected for, and Covered Securities held in, any account over which an Access Person has no direct or indirect influence or control.

b.

Securities issued by Equitable Holdings, the ultimate parent company of EIM and EIM II, including securities issued through Stock Plan Accounts (e.g., Stock Purchase, Restricted Stock, Stock Option), are not considered Covered Accounts under this Code. Trading in shares of securities issued by Equitable Holdings is subject to restrictions under Equitable Holdings’ relevant policies and procedures.

c.

Transactions executed in a prior employer’s automated profit sharing or retirement plan, except that discretionary transactions in such plans are still subject to the reporting requirements to the extent that such plans are not otherwise exempted from the reporting requirements under this Code.

d.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

e.

Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

f.	Transactions in municipal bonds.

VIII.

Records. The Funds and the Companies shall maintain records in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act and Rule 204-2 under the Adviser Act, or under no-action letters or interpretations under those rules, and shall be available for examination by representatives of the SEC.

A.	A copy of this Code shall be preserved in an easily accessible place (including for five (5) years after this Code is no longer in effect).

B.

A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

C.

A copy of each report, including any information provided in lieu of the report, made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

D.	A list of all Access Persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

IX.	Sanctions

A.

The Funds and the Companies each treat violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, a Fund or a Company may impose one, several or all of the following: formal warnings or fines, to the extent allowed by applicable law, as outlined in this Code; a disgorgement of trading gains; reduction of year-end bonuses, removal of trading privileges or trading discretion, suspension or termination of your employment; make a civil referral to the SEC; and/or make a criminal referral. Some examples of violations include: improper trading activity; failing to file required reports; making inaccurate or misleading reports or statements concerning trading activity or securities accounts; and inappropriate individual conduct, even if no clients are harmed. If you have any doubt or uncertainty about what this Code requires or permits, you should consult the appropriate Review Officer.

The Review Officer shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed. The Review Officer will notify Access Persons of any discrepancy between their personal activities and the rules outlined in this Code. If a discrepancy cannot be thoroughly explained or corrected to the Review Officer’s satisfaction, the Review Officer has full authority to determine and impose a sanction upon any employee or director who may have violated the Code or the spirit of the Code. Failure to promptly abide by a directive to reverse a trade, forfeit profits, or pay a fine, may result in the imposition of additional sanctions.

B.

The table below describes the sanctions that may be imposed for certain violations. The Review Officer has full discretion to impose sanctions that are more or less than those outlined in the table. Sanctions also may be imposed for any violation not discussed below.

Violation	Potential Sanctions
Late Reporting or Certification

First Offense: Written warning

Second Offense Within a 2-year period, written warning and review of requirements with CCO. Depending on facts and circumstances of each incident, additional sanctions including a temporary suspension of personal securities transaction rights of up to 6 months.

Failure to Obtain Pre-clearance Approval for Newly Opened Accounts

First Offense: Written warning, closing of brokerage account

Second Offense Within a 2-year period, written warning and review of requirements with CCO. Depending on facts and circumstances of each incident, additional sanctions including a temporary suspension of personal securities transaction rights of up to 6 months.

Failure to Affirm Personal Security Transactions for Account Holdings

First Offense: Written warning

Second Offense Within a 2-year period, written warning and review of requirements with CCO. Depending on facts and circumstances of each incident, additional sanctions including a temporary suspension of personal securities transaction rights of up to 6 months.

Failure to Preclear or Trading on Expired Preclearance Approval

First Offense: For instances not involving impacts to client accounts a written warning will be issued. If activity is deemed impactful, in addition to a written warning, disgorgement of any profits will be evaluated.

Second Offense Within a 2-year period, disgorgement of any profits and possible temporary suspension of personal securities transaction rights of up to 6 months and possible reversing of questionable trades

Subsequent Offense: Disgorgement of any profits and temporary suspension of personal securities transaction rights of up to one year and reversing of questionable trades

Violation	Potential Sanctions
Market Timing	Disgorgement of any profits; temporary suspension of personal securities transaction rights of up to one year; possible termination of employment and civil or criminal referral

Providing False or Omitting Material Information on Reports or Certifications	Suspension of personal securities transaction rights; possible termination of employment and civil and criminal referral

Front Running or Purchasing Securities within Blackout Periods	Disgorgement of profits; temporary suspension of personal securities transaction rights of up to one year and possible reversing of questionable trades and possible termination of employment

Short-term Trading

First Offense: Verbal warning plus disgorgement of profits

Second Offense within a two-year time period: Disgorgement of profits; temporary suspension of personal transaction rights of up to 6 months; possible reversing of questionable trades

Subsequent Offenses: Disgorgement of profits; temporary suspension of personal securities transaction rights of up to one year; possible reversing of questionable trades

Trading Securities on Restricted List	Disgorgement of any profits; temporary suspension of personal securities transactions of up to one year; possible reversing of questionable trades

Gifts & Entertainment - Failure to Preclear, Acceptance or Giving of Gifts & Entertainment Above de minimis	First Warning: Written Warning Second Warning within a two-year time period: Varies.

X.	Approval, Amendment and Interpretation of Provisions.

A.	This Code may be amended as necessary or appropriate with the approval of the Board.

B.	This Code is subject to interpretation by the Board in its discretion.

Approved by EQ Advisors Trust Board: December 6-7, 2011

Approved by EQ Premier VIP Trust Board: December 1, 2011

Adopted by 1290 Funds Board: June 10, 2014

Amendments approved December 12-13, 2017, March 18, 2020, Sept 2021, April 2022, September 2022, April 2023, September 2024, April 2026

•	Updated effective May 1, 2020 to reflect EQ Premier VIP name change

•	Updated effective June 15, 2020 to reflect corporate name changes

•	Updated effective Aug 2021 to reflect the addition of the Administrator

•	Updated effective January 2023 to reflect the addition of Equitable Investment Management Group, LLC

•	Updated effective November 2023 to remove mention of the EQ Premier VIP Trust

Predecessor Code of Ethics adopted by EQ Advisors Trust Board: March 31, 1997

Amendments approved July 11, 2000, May 23, 2001, December 3, 2003, December 1, 2004, June 6, 2007, July 8-9, 2008, March 1-2, 2011

Predecessor Code of Ethics adopted by AXA Premier VIP Trust Board: November 29, 2001

Amendments approved December 10, 2003, December 9, 2004, March 3, 2005, June 13, 2007, July 23-24, 2008, March 17, 2011

Approved by AXA Equitable Funds Management Group, LLC Board: December 7, 2011

Amendments approved effective January 1, 2018

Approved by AXA Distributors, LLC Board: 2018